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                                                                     EXHIBIT 4.1



                     FIRST AMENDMENT TO THE RIGHTS AGREEMENT
             AND CERTIFICATION OF COMPLIANCE WITH SECTION 27 THEREOF



     Pursuant to Section 27 of the Rights Agreement (the "Agreement") dated as of April 9, 1997, between Pharmacyclics, Inc., a Delaware corporation (the "Company"), and The First National Bank of Boston (now known as BankBoston, N.A.), a national banking corporation (the "Rights Agent"), the Company and the Rights Agent hereby amend the Agreement as of September 24, 1998, as provided below.

     1. Certain Definitions. Section 1 of the Agreement shall be amended as follows:

          (a)  The definition of Acquiring Person shall be amended as follows:
(1) the phrase "(upon approval by a majority of the Continuing Directors (as such term is hereinafter defined))" shall be deleted in subsection (a)(ii) and
(2) the phrase "a majority of the Continuing Directors" shall be replaced with the phrase "the Board of Directors of the Company" in subsection (a)(iii).

          (b) The definition of Beneficial Owner and to "beneficially own" shall be amended by deleting the phrase ", upon the affirmative vote of a majority of the Continuing Directors," from subsection (c)(ii)(A).

          (c)  The definition of Continuing Directors shall be deleted.

     2. Issue of Rights Certificates. Section 3(a) of the Agreement shall be amended by deleting the phrase "(upon approval by a majority of the Continuing Directors)" in the first sentence of the paragraph.

     3.   Adjustment of Purchase Price, Number of Shares or Number of Rights.
Section 11 shall be amended as follows:

          (a) The phrase ", upon approval by a majority of the Continuing Directors," which appears once in the second paragraph of subsection (a)(ii), three times in subsection (a)(iv), once in subsection (b), once in subsection
(c), once in subsection (d)(i) and once in subsection (d)(ii) shall be deleted.

          (b) The phrase "at least a majority of the Continuing Directors" in subsection (a)(iii) shall be replaced with the phrase "the Board of Directors of the Company."

          (c) The phrase "and approved by a majority of the Continuing Directors" in subsection (a)(iv) shall be deleted.

          (d) The phrase ", subject to approval by a majority of the Continuing Directors" in subsection (a)(iv) shall be deleted.


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     4.   Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
Section 13(d) shall be amended by deleting the phrase, "upon approval by a majority of the Continuing Directors," in the second sentence of the paragraph.

     5. Fractional Rights and Fractional Shares. Section 14(a) shall be amended by deleting the phrase ", upon approval by a majority of the Continuing Directors," in the third to last and second to last sentences of the paragraph.

     6. Issuance of New Rights Certificates. Section 22 shall be amended by deleting the phrase ", upon approval by a majority of the Continuing Directors," in the first and second sentences of the paragraph.

     7.   Redemption. Section 23 shall be amended as follows:

          (a) The phrase "by a majority of the Continuing Directors" that appears three times in the first sentence of subsection (a) shall be replaced with the phrase "the Board of Directors of the Company".

          (b) The phrase ", upon the approval by a majority of the Continuing Directors" in the last sentence of subsection (a) shall be deleted.

     8.   Exchange. Section 24 shall be amended as follows:

          (a) The phrase "a majority of the Continuing Directors" in the first sentence of subsection (a) shall be replaced with the phrase "the Board of Directors of the Company".

          (b) The phrase "and upon approval by a majority of the Continuing Directors" and the phrase ", and approved by a majority of the Continuing Directors," in the first sentence of subsection (d) shall both be deleted.

          (c) The phrase ", upon approval by a majority of the Continuing Directors," in the second to last sentence of subsection (d) shall be deleted.

     9.   Supplements and Amendments. Section 27 shall be amended as follows:

          (a) The phrase ", upon approval by a majority of the Continuing Directors," in the first sentence of the paragraph shall be deleted.

          (b) The phrase "and approval by a majority of the Continuing Directors," in the second and last sentences of the paragraph shall be deleted.


     10. Determinations and Actions by the Board of Directors. Section 29 shall be amended as follows:

          (a) The phrase "(and, where specifically provided for herein, only upon approval by a majority of the Continuing Directors)" in the second sentence of the paragraph shall be deleted.

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          (b)  The phrase "(or, where specifically provided for herein, upon approval by a majority of the Continuing Directors)" in the last sentence of the paragraph shall be deleted.

          (c) The phrase "or the Continuing Directors" in the last sentence of subsection (a) shall be deleted.

     11.  Severability. Section 31 shall be amended by deleting the phrase
", upon approval by a majority of the Continuing Directors," in the paragraph.

     The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company dated as of September 24, 1998, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 27 of the Agreement.

                                       PHARMACYCLICS, INC.



                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:


Acknowledged and Agreed:

BANKBOSTON, N.A.
as Rights Agent



By:
    ---------------------------------
    Name:
    Title:

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